Exhibit 16.1

October 7, 2019

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read the statements of Nicolet Bankshares, Inc., included under Item 4.01 of its Form 8-K filed on
October 7, 2019 and we agree with such statements concerning our firm.

/s/ Wipfli LLP